SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                        Date of Report: October 16, 2003

                       BANK OF SOUTH CAROLINA CORPORATION
             (Exact name of registrant as specified in its charter)

South Carolina                           0-27702             57-1021355
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(State or other jurisdiction of          (Commission         (I.R.S. Employer
incorporation or organization)           File Number)        Identification No.)

                    256 Meeting Street, Charleston, SC 29401

               (Address of principal executive offices) (Zip Code)

                                 (843) 724-1500
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              (Registrant's telephone number, including area code)

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Item 5. OTHER EVENTS

Charleston, SC- The Board of Directors of Bank of South Carolina Corporation, at its meeting October 16, 2003, in its 256 Meeting Street banking house, announced earnings for the 3rd quarter of 2003 of $552,403 or $.20 per share, an increase of 24.08% from 3rd quarter 2002 earnings of $445,186 or $.16 per share. Earnings for nine months of 2003 of $1,479,522 or $.53 per share increased 11.94% over 2002's nine months earnings of $1,321,730 or $.47 per share. The 3rd quarter 2003 returns on average assets and average equity were 1.25% and 11.22%, respectively, and compare to 3rd quarter 2002 returns on average assets and average equity of 1.10% and 9.11% respectively.

Hugh C. Lane, Jr., President of The Bank of South Carolina, stated: "We are very asset sensitive, and our margins will remain under pressure until interest rates move upward. Mortgage interest rates moved higher during the quarter despite the action taken by the Federal Reserve, and this lessened the demand for mortgage refinancing. Mortgage originations for the quarter were $30,659,890 however, we do not foresee the volume continuing at these levels. Nevertheless, we are in a strong real estate market with an excellent Mortgage Department, which will continue to positively impact the bank. We have had good deposit and loan growth during the year. From quarter end September 30, 2002 to September 30, 2003, deposits and loans increased $13,159,850 and $13,030,390, respectively. Loan growth during the year has helped contain the erosion of our net interest margin."

The Bank of South Carolina, a De Novo Charter, which opened in 1987 at 256 Meeting Street, has offices in Summerville, Mt. Pleasant, and the West of the Ashley community. It is also available on its' website at www.banksc.com. Bank of South Carolina Corporation currently trades its common stock on the NASDAQ stock market under the symbol "BKSC." Market makers for the stock for Bank of South Carolina Corporation are: Robinson Humphrey Company, Inc., Stern Agee & Leach, Inc., Scott & Stringfellow, Inc. Nite Securities, LP, and Speer, Leeds & Kellogg.

Bank of South Carolina
Corporation (BKSC)
Report of Earnings

                                         September 30, 2003   September 30, 2002

Shares Outstanding
  BKSC Common Stock (1)                        2,805,610            2,805,610

Book Value Per Share                                6.99                 6.95

Total Assets                                 174,966,282          166,129,768

Quarter
Ending

Net Income                                      $552,403             $445,186

Basic Earnings Per Share (1)                        $.20                 $.16

Diluted Earnings Per Share (1)                      $.20                 $.16

Weighted Average Shares
Outstanding Basic (1)                          2,805,610            2,805,610

Weighted Average Shares
Outstanding Diluted (1)                        2,826,393            2,808,043

Nine Months Ending September 30

Net Income                                     1,479,522            1,321,730

Basic Earnings Per Share (1)                        $.53                 $.47

Diluted Earnings Per Share (1)                      $.53                 $.47

Weighted Average Shares
Outstanding Basic (1)                          2,805,610            2,807,569

Weighted Average Shares
Outstanding Diluted (1)                        2,812,538            2,816,025

(1) On June 19, 2003 the Corporation declared a 10% stock dividend. All share and per share data have been retroactively restated to reflect the stock dividends.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                       BANK OF SOUTH CAROLINA CORPORATION
                                  (Registrant)


October 16, 2003                        By: /s/William L. Hiott, Jr.
                                            ------------------------------------
                                            William L. Hiott, Jr.
                                            Executive Vice President and Cashier